SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 18, 2001


                                  MERILUS, INC.
                                  -------------
               (Exact name of Registrant as specified in charter)

                                     NEVADA
                                     ------
                 (State or other jurisdiction of incorporation)



            000-28427                                  87-0635270
            ---------                                  ----------
     (Commission File Number)               (IRS Employer Identification No.)


        ALUMINUM TOWER 5TH FLOOR, 2 LIMASSOL AVENUE, 2003 NICOSIA, CYPRUS
        -----------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (357) 233-6933
                                                           --------------



                  (Former address if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Merilus, Inc. (fka Golden Soil, Inc., the "Company"), entered into a Agreement and Plan of Reorganization dated October 19, 2000 (the "Agreement") with 613636 British Columbia, Inc. ("GS Sub"), Merilus Technologies Inc. ("Merilus Canada"), and the stockholders of Merilus Technologies, Inc. (the "Merilus Canada Stockholders"), pursuant to which the Merilus Canada Stockholders received a newly created class of shares of Merilus Canada referred to as "Exchangeable Shares" in exchange for all their shares of common stock of Merilus Canada. Concurrently, Merilus Canada issued 10,000 shares of its common stock to GS Sub which makes Merilus Canada an indirect wholly owned subsidiary of the Company. This transaction closed on December 29, 2000. The Agreement and related document are contained in the Company's Definitive Information Statement on Form 14C dated November 30, 2000 (the "Information Statement") and is hereby incorporated by reference.

Each Exchangeable Share is exchangeable into one share of common stock of the Company pursuant to the terms set forth in the relevant transaction documents. Merilus Canada Stockholders as a result of the Agreement will hold approximately
30.21 % of the Company's total issued and outstanding share capital (as of the date of this report) on conversion of the Exchangeable Shares. The Exchangeable Shares have certain registration rights set forth in the Registration Rights Agreement and are subject to a one year voluntary Escrow Agreement.

The shareholders of the Company previously approved the Agreement and related transactions by means of a Consent of Shareholders, as reported in the Information Statement. Reference is made to the Information Statement for a description of the business of Merilus Canada, which is now the business of the Company after the closing of the Agreement, and the new Board of Directors and management of the Company.

Except as contemplated by the Agreement and discussed in the Information Statement, the Merilus Canada Stockholders had no material relationship with the Company or its affiliates. The amount of the consideration paid was determined by arms' length negotiations between the Company and the Merilus Canada Stockholders.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

See Item 1 above.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable

ITEM 5.  OTHER EVENTS

Change of Name.
--------------

The name of the Company was changed from "Golden Soil, Inc." to "Merilus, Inc." on December 29, 2000. This change occurred in connection with the Agreement explained in more detail in the Information Statement.

Change of Board of Directors

As discussed in the Information Statement, Messrs. John Paul DeJoria, Gerald C. Allen, Gene Hoffman, Jr., Aaron Fleck, Myron Gushlak, Dana Epp, Kevin Traas, Ross Mrazek and Bruce Davies have been elected and appointed as directors of the Company effective on the closing of the Agreement. Mr. Xenios Xenopoulos has resigned as an officer and director of the Company.

ITEM 6. RESIGNATION OF DIRECTORS

Not Applicable

ITEM 7. FINANCIAL STATEMENTS AND EXHBITS


(a)       Financial statements of businesses acquired

Financial statements of Merilus Technologies, Inc. for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

 (b)     Pro forma financial information

Pro forma financial statements for the periods specified in Regulation S-X will be included in an amendment to this report as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

         Exhibits
         --------

         The following exhibits are filed as a part of this report.

     -   17.1 Letter regarding resignation of director.
     -   99.1 Press release dated January 2, 2001.

ITEM 8.  CHANGE IN FISCAL YEAR

Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MERILUS, INC.

 By:


/s/ Dana Epp
---------------------------------
Dana Epp, President

 And:

/s/ Kevin Traas
---------------------------------
Kevin Traas, Secretary and Treasurer

Dated: January 18, 2001